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                                   NETGRAVITY, INC.              EXHIBIT 4.2

                             SECOND AMENDED AND RESTATED
                    REGISTRATION AND INFORMATION RIGHTS AGREEMENT


     This Second Amended and Restated Registration and Information Rights Agreement (the "AGREEMENT") is made effective as of November 25, 1997.

                                       RECITALS

     A. In connection with the sale and issuance of its Series A Preferred Stock (the "SERIES A FINANCING"), NetGravity, Inc. a Delaware corporation (the "COMPANY"), entered into that certain Registration and Information Rights Agreement dated January 12, 1996 (the "ORIGINAL AGREEMENT") with: John W. Danner, Thomas A. Shields, Bradley V. Husick and Paul Nakada (the "FOUNDERS"); the purchasers of such Series A Preferred Stock (the "SERIES A INVESTORS") and the holders of Common Stock (the "SEED INVESTORS") purchased from the Company under Stock and Note Purchase Agreements between the Company and the Seed Investors (the "STOCK AND NOTE PURCHASE AGREEMENTS").

     B. In connection with the April 19, 1996 second closing of the Series A Financing, additional purchasers of the Company's Series A Preferred Stock were added as parties to the Original Agreement (the term "Series A Investors" shall include such additional purchasers).

     C. In connection with the sale of the Company's Series B Preferred Stock to certain investors (the "SERIES B INVESTORS") on March 12, 1997, the Original Agreement was amended and restated in its entirety as the Amended and Restated Registration and Information Rights Agreement dated March 11, 1997 (the "PRIOR AGREEMENT") in order to include the Series B Investors and to make certain other changes.

     D. The obligations of the Company and the purchasers of the Company's Series C Preferred Stock (the "SERIES C INVESTORS") under that certain Series C Stock Purchase Agreement of even date herewith (the "SERIES C STOCK PURCHASE AGREEMENT") by and between the Company and the Series C Investors are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Series C Investors.

     E. Section 11 of the Prior Agreement provides that the consent of the Company and a majority of the outstanding Registrable Securities is required to amend the Prior Agreement.

     F. The Company and the Series C Investors and the undersigned Founders, Seed Investors, Series A Investors and Series B Investors who together hold not less than a majority of the Registrable Securities (as defined under the Prior Agreement) now desire to amend and restate


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the Prior Agreement in its entirety as set forth below in order to add the
Series C Investors as parties hereto and to make certain other changes.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "CONSENT OF THE PREFERRED DIRECTORS" means the vote or written consent of a majority of (i) the directors entitled to be elected by the holders of Preferred Stock (voting without the Common Stock) under the Company's Certificate of Incorporation and (ii) the director(s) nominated by the holders of Preferred Stock under that certain Amended and Restated Right of First Refusal, Co-Sale and Voting Agreement dated November 25, 1997 by and among the Company and certain stockholders of the Company. If at any time the holders of Preferred Stock, voting without the Common Stock, are no longer specifically entitled to elect at least one director under the Company's Certificate of Incorporation, any requirement hereunder to obtain the Consent of the Preferred Directors shall be deemed to have been satisfied.

          "CONVERSION STOCK" means the Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "FOUNDERS' STOCK" means the Common Stock acquired by the Founders pursuant to Founder's Stock Purchase Agreements with the Company, and the Common Stock issued or issuable upon the exercise of stock options granted to the Founders by the Company prior to the date hereof; PROVIDED, HOWEVER, that, for the purposes of Sections 5.1, 5.2 and 5.3, Founders' Stock shall not include any Common Stock subject to a right of repurchase in favor of the Company pursuant to a Founder's Stock Purchase Agreement or Stock Option Agreement between the Company and a Founder unless, until, and to the extent that such right of repurchase has lapsed.

          "HOLDER" means any Founder, Seed Investor, Series A Investor, Series B Investor or Series C Investor holding Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred either (i) in accordance with

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Section 5.10 hereof or, (ii) prior to the date hereof, in accordance with the corresponding provision of the Original Agreement or the Prior Agreement.

          "INITIATING HOLDERS" means any Holder or Holders (other than Founders) who, in the aggregate, hold not less than the required percentage of the Registrable Securities (other than Registrable Securities held by Founders) then
outstanding (the "REQUIRED PERCENTAGE").   The Required Percentage shall be (i)
40% for the purposes of Section 5.1 or (ii) 20% for the purposes of Section 5.3 hereof.

          "INVESTOR" means any Series A Investor, Series B Investor or Series C Investor.

          "PREFERRED STOCK" shall mean the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock or the Series C-1 Preferred Stock of the Company.

          "REGISTRABLE SECURITIES" means (i) the Conversion Stock, (ii) the Founders' Stock, (iii) the Common Stock purchased under the Stock and Note Purchase Agreements and (iv) any Common Stock of the Company issued or issuable in respect of any of the foregoing upon any conversion, stock split, stock dividend, recapitalization, or similar event; PROVIDED, HOWEVER, that securities shall only be treated as Registrable Securities if and for so long as (i) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (ii) the registration rights with respect to such securities have not terminated pursuant to Section 5.11.

          The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and
5.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legends set forth in Section 3 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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          "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

     2. RESTRICTIONS ON TRANSFERABILITY. The Preferred Stock, the Conversion Stock, the Founders' Stock, the Common Stock purchased in connection with the Stock and Note Purchase Agreements and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement, including without limitation the restrictions set forth in
Section 9.

     3. RESTRICTIVE LEGEND. Each certificate representing the Preferred Stock, the Conversion Stock, the Founders' Stock, the Common Stock purchased in connection with the Stock and Note Purchase Agreements or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF 180-DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

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          Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

     4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement including, without limitation, Section 9 and this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, the holder shall also provide, at such holder's expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; PROVIDED, HOWEVER, that the Company shall not request an opinion of counsel or "no action" letter with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to any of its constituent partners or members, or (iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, each holder of Restricted Securities agrees that it will not request that a transfer of the Restricted Securities be made or that the legend set forth in Section 3 be removed from the certificate representing the Restricted Securities, solely in reliance on Rule 144(k) if as a result thereof, the Company would be rendered subject to the reporting requirements of the Exchange Act.

                                         -5-
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     5.   REGISTRATION.

          5.1  REQUESTED REGISTRATION.

               (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will:

                         (i)  promptly give written notice of the proposed
registration to all other Holders; and

                         (ii) as soon as practicable, use its best efforts to
effect such registration as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Initiating Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within 20 days after the date of such written notice from the Company.

     Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this
Section 5.1:

                              (A)  Prior to the earlier of (i) six months after
the effective date of the Company's first registered public offering of its Stock or (ii) March 11, 2001;

                              (B)  Unless the aggregate offering price of all
Registrable Securities sought to be registered by all Holders, net of underwriting discounts and commissions, would exceed $10,000,000;

                              (C)  During the period starting with the date
sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                              (D)  After the Company has effected a registration
pursuant to this subparagraph 5.1(a), and such registration has been declared or ordered effective; or

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                              (E)  If the Company shall furnish to the
Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. In such case, the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1(a) shall be deferred for a period not to exceed 120 days from the date of receipt of the written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once per twelve month period or twice during the term of this Agreement.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

               (b)  UNDERWRITING.  In the event of a registration pursuant to
Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

          5.2  COMPANY REGISTRATION.

               (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee

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benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or
(iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                         (i)  promptly give to each Holder written notice
thereof; and

                         (ii) include in such registration (and any related
qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after the date of such written notice from the Company, by any Holder.

               (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

               All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 30% of all shares to be included in such offering. The Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

               (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

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          5.3  REGISTRATION ON FORM S-3.

               (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $5,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 5.3 in any twelve (12) month period. If such offer is to be an underwritten offer, the underwriters must be acceptable to both the Initiating Holders and the Company. The Company shall inform the other Holders of the proposed registration and offer them upon at least 20 days written notice the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

                         (i)  If the Company, within ten (10) days of the
receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                         (ii) During the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                         (iii) If the Company shall furnish to the Initiating
Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

          5.4 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. The Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to or on a pari passu basis with the rights granted hereunder without the written consent of the holders of a majority of the Registrable Securities. Notwithstanding the foregoing, the Company may, without obtaining any further consent of the holders of Registrable Securities, amend this Agreement to the extent necessary to grant rights and obligations on a pari passu basis with the rights and obligations of the Series C Investors hereunder to investors in any subsequent round of financing with respect to the securities purchased by such investors in such financing, provided that such round of financing has an aggregate offering price of at least $1,000,000 and an as-converted to Common Stock per share price of at least $2.24024. Investors who purchase shares of Series C Preferred Stock in Subsequent Closings (as such term is defined in the Series C Stock Purchase Agreement) shall become parties to this Agreement by executing a counterpart hereof.

          5.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with (i) one registration pursuant to Section 5.1, (ii) all registrations pursuant to Section 5.2, and (iii) two registrations pursuant to
Section 5.3 shall be borne by the Company. Notwithstanding the foregoing, in the event that Initiating Holders cause the Company to begin a registration pursuant to Section 5.1 or Section 5.3, and the request for such registration is subsequently withdrawn by the Initiating Holders or such registration is not completed due to failure to meet the net proceeds requirement set forth in such section or is otherwise not successfully completed due to no fault of the Company, all Holders shall be deemed to have forfeited their right to a registration under Section 5.1, or a registration at the expense of the company under Section 5.3, as applicable, unless the Initiating Holders pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

          5.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

               (a) Prepare and file with the Commission a registration statement and such amendments and supplements as may be necessary and use its best efforts to cause such registration statement to become and remain effective for at least 90 days or until the distribution described in the registration statement has been completed, whichever first occurs;

               (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

          5.7  INDEMNIFICATION.

               (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, state securities law or any rule or regulation promulgated under the such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein; provided, however, that the foregoing indemnity Agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity Agreement shall not inure to the benefit of any Holder, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.7(b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

               (c)  Each party entitled to indemnification under this
Section 5.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          5.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

          5.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

          5.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by the Holder provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires at least an amount equal to 10% of the Preferred Stock and Conversion Stock, (iii) written notice is promptly given to the Company and
(iv) such transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned without compliance with item (ii) above to (w) any constituent partner, member, or shareholder of a Holder which is a partnership, limited liability company or corporation; (x) a family member of a Holder or trust for the benefit of a Holder, the spouse of a Holder or issue of a Holder;
(y) any corporation, partnership, limited liability company or other entity of which at least 75% in interest is owned or controlled, directly or indirectly, by one or more of the persons described in (w) or (x); or (z) any affiliate of Ziff Asset Management, L.P.

          5.11 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date five years after the effective date of the Company's initial public offering and (ii) such time as a public market for the Company's Common Stock exists and the Holder may sell all Registrable Securities held by the Holder within two successive three-month periods under Rule 144.

     6.   FINANCIAL INFORMATION AND INSPECTION RIGHTS.

               (a) The Company will provide the following reports to each Investor who continues to hold at least 400,000 shares of Preferred Stock:

                         (i)  As soon as practicable after the end of the fiscal
year ending March 31, 1998 and each fiscal year thereafter, and in any event within 120 days after the end of each such fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company, and a capitalization table in reasonable detail for such fiscal year.

                         (ii) As soon as practicable after the end of each of
the first eleven months of each fiscal year of the Company and in any event within 15 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such monthly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company, and a capitalization table in reasonable detail for such monthly period; and

                         (iii) At least 30 days prior to the beginning of each
fiscal year, commencing with the fiscal year beginning April 1, 1998, a budget as adopted by the Company's Board of Directors for the fiscal year.

               (b) The Company will afford to each Investor who continues to hold at least 400,000 shares of Preferred Stock (as adjusted for stock splits, stock dividends, stock combinations and the like) reasonable access during normal business hours to the Company's accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and committees of the Board of Directors, and all information distributed to the Board of Directors, for a purpose reasonably related to such Investor's interests as a stockholder of the Company. The Company shall not be required to disclose details of transactions where to do so would violate confidentiality obligations of the Company. The Company will afford to each Investor who continues to hold at least 400,000 shares of Preferred Stock (as adjusted for stock splits, stock dividends, stock combinations and the like) the right to meet periodically with the Company's executive officers during normal business hours to discuss and make recommendations regarding the conduct of the Company's business and affairs.

               (c) For purposes of determining the minimum holdings pursuant to this Section 6, any Investor that is a partnership or limited liability company shall be deemed to hold any Preferred Stock originally purchased by such Investor and subsequently distributed to constituent partners or members of such Investor, but which have not been resold by such partners or members. If the partnership or limited liability company is still in existence, the Company may satisfy any obligation to distribute reports to individual partners of the partnership or members of a limited liability company by delivering a single copy of each report to the partnership or limited liability company as agent for the constituent partners or members.

               (d) The rights granted pursuant to Section 6 may be assigned to any transferee, other than a competitor or potential competitor of the Company (as reasonably determined by the Company's Board of Directors), who (i) acquires at least an amount equal to 10% of the shares of Preferred Stock and Conversion Stock, (ii) is a member of the immediate family of the transferor or a trust for the benefit of the transferor, (iii) if the transferor is a partnership, its constituent partners or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or transfer by gift, will, or intestate succession to any such partner's spouse or lineal descendants or ancestors, or (iv) is an affiliate of Ziff Asset Management, L.P., so long as, in each case, such transferee agrees in writing to be bound by the provisions of Section 6(e), below.

               (e) Each Investor or transferee of rights under this Section 6 acknowledges and agrees that any information obtained pursuant to this Section 6 which may be considered nonpublic information will be maintained in confidence by such Investor or transferee and will not be utilized by such Investor or transferee in connection with purchases or sales of the Company's securities except in compliance with applicable state and Federal securities laws.

     7. TERMINATION OF COVENANTS. The covenants of the Company set forth above in Sections 6 shall terminate and be of no further force or effect upon the closing of a firm commitment underwritten public offering or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, whichever shall occur first.

     8. LOCKUP AGREEMENT. Each Investor, Seed Investor, Founder, Holder and transferee hereby agrees that, in connection with the first two registrations of the offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER"), such Investor, Seed Investor, Founder, Holder or transferee shall not sell or otherwise transfer any securities of the Company during the period specified by the Company's Board of Directors at the request of the Managing Underwriter, with such period not to exceed 180 days, (the "MARKET STANDOFF PERIOD") following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED, HOWEVER, that the restriction contained in this Section 8 shall not apply to the Series B or Series C Preferred Stock (or Common Stock issuable on conversion thereof) unless all officers and directors of the Company are bound by similar lockup provisions as of the time of such registration. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The Company shall use its best efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to (i) officers, directors, employees and consultants of the Company, (ii) holders of one percent or more of the Company's outstanding capital stock acquired prior to the closing of the Company's first registered public offering and (iii) holders of registration rights with respect to capital stock of the Company, in each case unless determined otherwise by the Company's Board of Directors (including the Consent of the Preferred Directors). Notwithstanding the foregoing, the provisions of this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a transaction within Rule 145 of the Securities Act on Form S-4 or similar form which may be promulgated in the future.

     9. REQUIRED APPROVAL FOR CERTAIN ACTIONS. For so long as the holders of Preferred Stock, voting without the Common Stock, are specifically entitled, under the Company's Certificate of Incorporation, to elect at least one director, the Board of Directors of the Company shall not take any of the actions set forth below without the Consent of the Preferred Directors:

               (a) amend or waive the terms of any agreement with any officer, director, or Founder of the Company or take any other action primarily for the purpose of accelerating either (i) the vesting of options granted to such person or (ii) the lapsing of the Company's right to repurchase securities held by such person;

               (b) increase the level of salary or bonus compensation of any officer or Founder of the Company beyond the level currently paid or the level the Company has previously agreed to pay as disclosed on the Schedule of Exceptions to the Series B Stock Purchase Agreement, if such increased level of compensation would be deemed excessive by then current industry standards; or

               (c) engage in any material transaction with any officer, director, or Founder of the Company, or any family member or affiliate of such officer, director, or Founder, unless the terms of such transaction are no less favorable to the Company than terms available to the Company from unrelated third parties.

          For the purpose of Section 9(c), the issuance of securities of the Company after the date hereof to any Founder or family member or affiliate of a Founder shall be deemed to be a "material transaction" with such person unless
(i) such issuance is pursuant to an option outstanding as of the date hereof or
(ii) such issuance is pursuant to a stock split, stock dividend or the like in which all holders of such securities participate on a pro rata basis.

     10. EFFECTIVENESS; AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENT. This Agreement constitutes an amendment and restatement of the Prior Agreement pursuant to Section 11 thereof and shall become effective and binding on all parties thereto and persons bound by the terms thereof upon obtaining the consent, evidenced by execution of this Agreement, of the Company and a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement).

     11. AMENDMENT. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, no amendment shall be made to this Agreement which by its terms adversely affects, or which was motivated primarily by an intent to adversely affect, a particular class of Holders (i.e., Founders, Seed Investors or Investors) in a manner differently from the other Holders without the written consent of a majority of the Registrable Securities held by the Holders in such
adversely affected class.   Any amendment or waiver effected in accordance with
Section 5.4 or Section 11, as applicable, shall be binding upon each Investor, Seed Investor, Founder, Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company.

     12. GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California without regard to conflict of laws provisions.

     13. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     14.  NOTICES, ETC.   All notices and other communications required or
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

          (a) if to a Holder, at such Holder's address as set forth in EXHIBIT A, or at such other address as such Holder shall have furnished to the Company.

          (b)  if to the Company, to:

               NetGravity, Inc.
               1700 S. Amphlett Blvd., Suite 350
               San Mateo, CA 94402
               Fax: (650) 655-4776
               Attn: John W. Danner
or at such other address as the Company shall have furnished to the Holders, with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attn:  Larry W. Sonsini, Esq.
                      James N. Strawbridge, Esq.
               Fax:  (650) 493-6811

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile transmission, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(COUNTERPART SIGNATURE PAGE TO REGISTRATION AND INFORMATION RIGHTS AGREEMENT)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.


NetGravity, Inc.
a Delaware corporation

By:
     ------------------------------
     John W. Danner, President


London Pacific Life & Annuity Company
By:
     ---------------------------------
Name:
       -------------------------------
Title:
        ------------------------------


ZAM Venture Capital, L.P.

By:
     ---------------------------------
Name:
       -------------------------------
Title:
        ------------------------------


Hummer Winblad Venture Partners II,
    L.P., a Delaware limited partnership

By:
     ---------------------------------
Name:
       -------------------------------
Title:
        ------------------------------

Hummer Winblad Technology Fund II,
    L.P., a Delaware limited partnership

By:
     ---------------------------------
Name:
       -------------------------------
Title:
        ------------------------------

(COUNTERPART SIGNATURE PAGE TO REGISTRATION AND INFORMATION RIGHTS AGREEMENT)

Hummer Winblad Technology Fund IIA,
    L.P., a Delaware limited partnership

By:
     ---------------------------------
Name:
       -------------------------------
Title:
        ------------------------------

Redleaf Venture I, L.P.,
a Delaware limited partnership

By:
     ---------------------------------
Name:
       -------------------------------
Title:
        ------------------------------

Jonathan Lazarus


--------------------------------------

Richard Wood


--------------------------------------

Kyra Bartlett


--------------------------------------

Seth L. Bartlett


--------------------------------------

Ann Burgraff


--------------------------------------

(COUNTERPART SIGNATURE PAGE TO REGISTRATION AND INFORMATION RIGHTS AGREEMENT)

Ivan Chong


--------------------------------------

Alden E. Danner and Ann W. Danner, as
trustees of the Alden E. and Ann Danner
1989 Trust U/D/T dated May 8, 1989


--------------------------------------


--------------------------------------

John W. Danner


--------------------------------------

Chris Doell


--------------------------------------

Tamara Duke


--------------------------------------

Ivan Fujihara


--------------------------------------

Arthur L. Goldstein and Vida F. Goldstein


--------------------------------------


--------------------------------------

(COUNTERPART SIGNATURE PAGE TO REGISTRATION AND INFORMATION RIGHTS AGREEMENT)

Bradley V. Husick and Gail Clayton Husick, trustees of the Husick Family Trust U/D/T dated February 7, 1996


--------------------------------------


--------------------------------------


John D.D. Kohler as trustee of The Kohler
Family Trust U/D/T dated February 12, 1993


--------------------------------------

John Krystynak


--------------------------------------

Lawrence G. Mohr Jr.


--------------------------------------

Paul Nakada


--------------------------------------

Peter Nakada


--------------------------------------

Stephen Reade


--------------------------------------

(COUNTERPART SIGNATURE PAGE TO REGISTRATION AND INFORMATION RIGHTS AGREEMENT)

Russ Seligman


--------------------------------------

Kira E. Shields


--------------------------------------

Madelyn M. Shields


--------------------------------------

Peter F. Shields


--------------------------------------

Thomas A. Shields


--------------------------------------

Thomas A. Shields, trustee of the Thomas
A. Shields Trust dated March 21, 1984


--------------------------------------

Stanford University

By:
     ---------------------------------
Name:
       -------------------------------
Title:
        ------------------------------
Larry Wear


--------------------------------------

(COUNTERPART SIGNATURE PAGE TO REGISTRATION AND INFORMATION RIGHTS AGREEMENT)

WS Investment Company 95B

By:
     ---------------------------------
Name:  Larry Sonsini
Title:  General Partner


Chee Yu


--------------------------------------

                                      EXHIBIT A

                (to the Registration and Information Rights Agreement)
                                 SCHEDULE OF HOLDERS


ZAM Venture Capital, L.P.
c/o Ziff Brothers Investments, LLC
153 East 53rd Street., 43rd Floor
New York, NY 10022

Thomson U.S. Inc.
c/o TTC Ventures
1 Main Street
Cambridge, MA 02142

London Pacific Life & Annuity Company
3109 Poplarwood Court, Suite #108
Raleigh, NC  27604

Ziff Asset Management, L.P.
3000 Sand Hill Road
Building 4, Suite 235
Menlo Park, CA  94025

Hummer Winblad Venture Partners II,
  L.P., a Delaware limited partnership
2 South Park, Second Floor
San Francisco, CA 94107

Hummer Winblad Technology Fund,
  L.P., a Delaware limited partnership
2 South Park, Second Floor
San Francisco, CA 94107

Hummer Winblad Technology Fund  IIA,
  L.P., a Delaware limited partnership
2 South Park, Second Floor
San Francisco, CA 94107

Alden E. and Ann Danner 1989 Trust U/D/T dated May 8, 1989
14190 Woodview Lane
Saratoga, CA  05070

Thomas A. Shields Trust dated March 21, 1984
122 Hart Street
Beverly Farms, MA  01915

Madelyn M. Shields
122 Hart Street
Beverly Farms, MA  01915

Kira E. Shields
122 Hart Street
Beverly Farms, MA  01915

Seth L. Bartlett
122 Hart Street
Beverly Farms, MA  01915

Kyra Bartlett
122 Hart Street
Beverly Farms, MA  01915

The Kohler Family Trust U/D/T dated February 12, 1993
16033 Matilija Drive
Los Gatos, CA  95030

Shields Family Limited Partnership,
  a Michigan limited partnership
Attn: Peter F. Shields
26601 West Huron River Drive
Flat Rock, MI  48134

Arthur & Vida Goldstein
24 Hubbard
Weston, MA  02193

Peter Nakada
c/o Oliver Wyman
666 5th Avenue
16th Floor
New York, NY 10103

Thomas A. Shields
973 Pizarro Lane
Foster City, CA  94404

The Husick Family Trust U/D/T dated February 7, 1996
2033 Mills Avenue
Menlo Park, CA  94025

Paul Nakada
101 Rivoli Street #1
San Francisco, CA  94117

Larry Wear
1075 Yorkshire Drive
Los Altos, CA  94024

Russ Seligman
200 Irene Court, #24
Belmont, CA 94002

John Krystynak
538 Harrington Avenue
Los Altos, CA 94024

WS Investment Company 95B
650 Page Mill Road
Palo Alto, CA  94304

Chris Doell
15 El Quanito Way
Burlingame, CA  94010

Stephen Reade
2260 Dartmouth Street
Palo Alto, CA  94306

Chee Yu
11404 Rothschild Place
Dublin, CA  94568

Stanford University
2770 Sand Hill Road
Menlo Park, CA  94025

Lawrence G. Mohr Jr.
399 Stevick Drive
Atherton, CA  94025

Ivan Chong
2279 Vista Del Mar
San Mateo, CA  94404

Ann Burgraff
428 Sausalito Blvd.
Sausalito, CA  94965

Tamara Duke
928 Wright Avenue, # 503
Mountain View, CA  94043

Ivan Fujihara
35960 Gaskell Court
Fremont, CA  94536

Richard Wood
4995 Paradise Dr.
Tiburon, CA 94920

Jonathan Lazarus
10 Holly Lane
Mercer Island, WA  98040